                                                                   EXHIBIT 10.38

                                                       *  Confidential Treatment
                                                          Requested




ASSET PURCHASE AGREEMENT

OF CERTAIN GENERAL PARTNERSHIP INTERESTS
- ----------------------------------------

by and among

DOVER RETAIL PROPERTIES, INC.,

as "Seller"

and

KOLL PARTNERSHIPS II, INC.,

as "Buyer"


Dated:  May 10, 1994

                            ASSET PURCHASE AGREEMENT

                    OF CERTAIN GENERAL PARTNERSHIP INTERESTS
                    ----------------------------------------
                               TABLE OF CONTENTS
                               -----------------


                                                                                   Page
                                                                                   ----
 ARTICLE I    PURCHASE AND SALE OF GP INTERESTS..................................    2

         1.1   Transfer Of GP Interests and Personal Property....................    2

         1.2   Consideration for GP Interests and Personal Property..............    2

         1.3   Additional Payments...............................................    2

         1.4   Certain Closing Adjustments.......................................    3

         1.5   Retained Interest.................................................    3

         1.6   Assumption of Liabilities.........................................    6

ARTICLE II     CLOSING...........................................................    7

         2.1   Closing...........................................................    7

         2.2   Documents to be Delivered.........................................    7

         2.3   Prorations........................................................    8

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF SELLER..........................    8

         3.1   Organization and Qualification....................................    8

         3.2   Property Partnerships.............................................    8

         3.3   Ownership of GP Interests.........................................    8

         3.4   Authorization.....................................................    9

         3.5   No Conflict or Violation..........................................    9

         3.6   Consents and Approvals............................................    9

         3.7   Financial Statements..............................................   10

         3.8   Books and Records.................................................   10

         3.9   Litigation........................................................   10

        3.10   Compliance with Law...............................................   10

        3.11   Property Partnership Agreements...................................   11

        3.12   Permits...........................................................   11

        3.13   Liabilities.......................................................   11

        3.14   Labor Matters.....................................................   11

        3.15   Brokers and Finders...............................................   12

        3.16   No Other Agreements to Sell the GP Interests......................   12

        3.17   Indebtedness of Seller............................................   12

        3.18   Distributions.....................................................   12

        3.19   Material Misstatements and Omissions..............................   12

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF BUYER...........................   13

         4.1   Organization of Buyer.............................................   13

         4.2   Authorization.....................................................   13

         4.3   Brokerage/Finders Fees............................................   13

         4.4   No Conflict or Violation..........................................   13

ARTICLE V      ACTIONS BY SELLER AND BUYER PRIOR TO THE CLOSING..................   14

         5.1   Maintenance of Business...........................................   14

                                     -ii-

         5.2   Investigation by Buyer............................................   14

         5.3   Notification of Certain Matters...................................   14

ARTICLE VI     CONDITIONS TO SELLER'S OBLIGATIONS................................   15

         6.1   Representations, Warranties and Covenants.........................   15

         6.2   No Governmental Proceeding or Litigation..........................   15

         6.3   Partner Consents..................................................   15

         6.4   Third-Party Consents..............................................   16

         6.5   Waiver by Seller..................................................   16

ARTICLE VII    CONDITIONS TO BUYER'S OBLIGATIONS.................................   16

         7.1   Representations, Warranties and Covenants.........................   16

         7.2   No Governmental Proceeding or Litigation..........................   16

         7.3   Partner Consents..................................................   17

         7.4   Third Party Consents..............................................   17

         7.5   Disapproval of Monetary Liens.....................................   17

         7.6   Dispute Resolution................................................   17

         7.7   Waiver by Buyer...................................................   18

ARTICLE VIII   POST-CLOSING COVENANTS............................................   18

         8.1   Covenant Not to Solicit...........................................   18

         8.2   Property Manager..................................................   19

         8.3   Asset Manager.....................................................   19

         8.4   Equity Capital....................................................   19

         8.5   Legal Expenses....................................................   19

         8.6   Indemnification Reimbursement.....................................   19

         8.7   Prorata Creditor Payments.........................................   20

ARTICLE IX     INDEMNIFICATION...................................................   20

         9.1   Survival of Representations, Etc..................................   20

         9.2   Indemnification...................................................   20

ARTICLE X      MISCELLANEOUS.....................................................   21

        10.1   Termination.......................................................   21

        10.2   Assignment........................................................   21

        10.3   Notices...........................................................   22

        10.4   Choice of Law.....................................................   23

        10.5   Entire Agreement; Amendments and Waivers..........................   23

        10.6   Counterparts......................................................   23

        10.7   Invalidity........................................................   23

        10.8   Headings..........................................................   23

        10.9   Further Assurances................................................   23

       10.10   Expenses..........................................................   24

       10.11   Attorneys' Fees...................................................   24

       10.12   Publicity.........................................................   24

       10.13   Confidential Information..........................................   24

       10.14   Miscellaneous.....................................................   25

ARTICLE XI     DEFINITIONS.......................................................   25

       11.1    Affiliate.........................................................   25

        11.2   Affiliate Partnerships............................................   25

        11.3   AMLGM.............................................................   25

        11.4   BHI...............................................................   25

        11.5   Business..........................................................   25

        11.6   Buyer.............................................................   26

        11.7   Capital Contribution Notes........................................   26

        11.8   Closing...........................................................   26

        11.9   Closing Date......................................................   26

       11.10   Damages...........................................................   26

       11.11   Financial Statements..............................................   26

       11.12   Fund IX...........................................................   26

       11.13   Fund IX and Fund XII Disposition Revenue..........................   26

       11.14   Fund XII..........................................................   26

       11.15   GP Interests; GP Interest.........................................   26

       11.16   Indemnitee........................................................   26

       11.17   Indemnitor........................................................   26

       11.18   KMS...............................................................   27

       11.19   Legal Expenses....................................................   27

       11.20   Net Operating Income..............................................   27

       11.21   Net Operating Loss................................................   27

       11.22   Operating Expenses................................................   27

       11.23   Personal Property.................................................   27

       11.25   Property Partnership Agreements; Property Partnership Agreement...   27

       11.26   Purchase Price....................................................   27

       11.27   Representative....................................................   27

       11.28   Retained Interest.................................................   27

       11.29   Revenues..........................................................   28

       11.30   Seller............................................................   28

EXHIBITS
- ----------
EXHIBIT "A"    PROPERTY PARTNERSHIP AGREEMENTS
EXHIBIT "B"    TANGIBLE PERSONAL PROPERTY
EXHIBIT "C:    PURCHASE PRICE ALLOCATION
EXHIBIT "D"    PROJECTED ADDITIONAL PAYMENTS
EXHIBIT "E"    CAPITAL CONTRIBUTION NOTES
EXHIBIT "F"    MASTER ASSIGNMENT OF PARTNERSHIP INTERESTS
EXHIBIT "G"    AMENDMENT TO PROPERTY PARTNERSHIP AGREEMENT
EXHIBIT "H"    DISCLOSURE SCHEDULE
EXHIBIT "I"    THIRD PARTY CONSENTS
EXHIBIT "J"    FINANCIAL STATEMENTS OF EACH PROPERTY PARTNERSHIP
EXHIBIT "K"    THIRD PARTY BACK END SHARING

                            ASSET PURCHASE AGREEMENT

OF CERTAIN GENERAL PARTNERSHIP INTERESTS
- ----------------------------------------

          THIS ASSET PURCHASE AGREEMENT OF CERTAIN GENERAL PARTNERSHIP
          ------------------------------------------------------------
INTERESTS, dated as of May 10, 1994, is made by and among KOLL PARTNERSHIPS II,
- -------------------------------------------------------------------------------
INC., a Delaware corporation ("Buyer"), and DOVER RETAIL PROPERTIES, INC., a
- ----------------------------------------------------------------------------
California corporation ("Seller"). A glossary of defined terms used herein is
- -----------------------------------------------------------------------------
set forth in Article XI.
- ------------------------

                               R E C I T A L S :
                               -----------------

          A. Seller currently engages in the business of (i) holding a general partnership interest in BHI-Dover VI, a California limited partnership, BHI-Dover IX, a California limited partnership ("Fund IX"), BHI-Dover X, a California limited partnership, BHI-Dover XII, a California limited partnership ("Fund XII"), BHI-Dover XIV, a California limited partnership, BHI-Dover XV, a California limited partnership, and BHI-Dover XVII, a California limited partnership, (collectively, the "Property Partnerships" and sometimes separately referred to as a "Property Partnership"); and (ii) rendering such other services as are necessary or appropriate to carry out its duties and obligations as a general partner of each of the Property Partnerships (collectively, the "Business"). The Property Partnerships are presently governed by the partnership agreements (as the same may have been amended and/or restated) listed on Exhibit "A" attached hereto (collectively, the "Property Partnership Agreements" and sometimes separately referred to as a "Property Partnership Agreement").

          B. Buyer desires to purchase from Seller, and Seller desires to transfer to Buyer, its general partnership interest in each of the Property Partnerships exclusive of any rights as a creditor of the Property Partnerships (collectively, the "GP Interests" and sometimes separately referred to as a "GP Interest") and certain tangible personal property in the possession of Seller and third parties set forth on Exhibit "B" attached hereto (the "Personal Property") upon the terms and subject to the conditions set forth in this Agreement. Notwithstanding the foregoing, Seller shall retain that certain interest (the "Retained Interest") in the Net Operating Income and Fund IX and Fund XII Disposition Revenue of Buyer as described in Section 1.5.


                              A G R E E M E N T :
                              - - - - - - - - - -

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                   ---------

PURCHASE AND SALE OF GP INTERESTS
- ---------------------------------

     1.1       Transfer Of GP Interests and Personal Property
     ---       ----------------------------------------------

          Upon the terms and subject to the conditions contained herein at the Closing, Seller shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall acquire on the Closing Date, the GP Interests and the Personal Property free and clear of all liens and encumbrances.

     1.2       Consideration for GP Interests and Personal Property
     ---       ----------------------------------------------------

          Upon the terms and subject to the conditions contained herein, as consideration for the purchase of the GP Interests and the Personal Property, Buyer shall pay to Seller * Dollars ($ * ) (the "Purchase Price"). The Purchase Price, less certain closing adjustments provided for in Section 1.4, shall be paid to Seller by Buyer at the Closing Date. The Purchase Price shall be allocated to the GP Interests and the Personal Property as set forth on Exhibit "C".

     1.3       Additional Payments
     ---       -------------------

               (a) In addition to the Purchase Price, Buyer shall collect on behalf of Seller and shall pay to Seller the following amounts: (i) the amount of all accrued and unpaid management fees and leasing commissions with respect to the properties owned by each of the Property Partnerships due Seller and/or Affiliates of Seller and commissions and fees payable to Seller as the general partner of each of the Property Partnerships covering any period through and including the Closing Date, which, without limiting the foregoing, shall include, if the Closing Date occurs prior to the last day of a calendar month, an amount calculated ratably according to the number of

                                                        * Confidential Treatment
                                                          Requested
     days elapsed during the calendar month in which the Closing occurs, through the Closing Date; and (ii) (A) the amount of all declared (whether before or after the Closing Date) but unpaid distributions due Seller on account of its residual profits interests covering any period through and including the calendar month prior to the calendar month in which the Closing Date occurs and (B) with respect to any distributions on account of Seller's residual profits interests declared with respect to the calendar month in which the Closing Date occurs, an amount calculated ratably based on the number of days elapsed during the calendar month in which the Closing occurs, through the Closing Date. The payments due to Seller pursuant to this Section 1.3(a) shall be paid to Seller as set forth in Section 1.3(c). Set forth on Exhibit "D" attached hereto are the projected additional
                  -----------
     payments which shall have accrued as of the Closing Date, as estimated by Seller in good faith.

               (b) The amounts payable under Section 1.3(a) shall be shown on a schedule delivered by Seller to Buyer five (5) days prior to the Closing Date and, to the extent necessary, updated at the Closing. Such schedule, as updated, if applicable, shall be accompanied by Seller's certificate representing and warranting to Buyer that the amounts set forth on such schedule are duly payable by Buyer.

               (c)  If Buyer receives any of the payments due Seller pursuant to
     Section 1.3(a), Buyer shall pay such amounts to Seller by certified check or wire transfer of readily available funds within five (5) business days following the date all or any portion of such amounts are received.

     1.4       Certain Closing Adjustments
               ---------------------------

          At the Closing, Seller shall pay to Buyer, by credit against the Purchase Price payable at Closing, the aggregate amount of all fees or commissions of any nature whatsoever, paid to Seller and/or Affiliates of Seller prior to the Closing Date, to the extent such fees or commissions are in respect of any period of time from and after the Closing Date. Within five (5) days prior to the Closing, Seller shall provide to Buyer a schedule of all such amounts as of such date and shall provide to Buyer at the Closing an update of such schedule, if necessary.

     1.5       Retained Interest
               -----------------

               (a) Upon the terms and subject to the conditions contained herein, Buyer shall be obligated to pay to Seller the amount of the Retained Interest (if any) for each calendar year (the seven (7) month period commencing June 1, 1994, for the calendar year 1994) during the term of this Agreement within sixty (60) days following the end of the applicable period by certified check or wire transfer of readily available funds. The Retained Interest for any applicable period shall be equal to the sum of * percent ( * %) of Fund IX and Fund XII Disposition Revenue (if any) for such period and Seller's percentage of Net Operating Income (if any) for such period calculated in the manner set forth below:

                    (i) Until Net Operating Income from and after the Closing Date equals * Dollars ($ * ) plus simple interest thereon from the Closing Date at eight percent (8%) per annum, Seller shall be entitled to * percent ( * %) of Net Operating Income as its Retained Interest;

                    (ii) Once Net Operating Income from and after the Closing Date exceeds * Dollars ($ * ) plus simple interest thereon from the Closing Date at eight percent (8%) per annum and until Seller has received payments on account of its Retained Interest pursuant to
          Section 1.5(a)(i) and this Section 1.5(a)(ii) equal to * Dollars
          ($ * ) plus interest thereon from the Closing Date at eight percent (8%) per annum, Seller shall be entitled to * percent ( * %) of Net Operating Income as its Retained Interest; and

                    (iii) Thereafter, Seller shall be entitled to * percent ( *%) of Net Operating Income as its Retained Interest.

               (b) The term "Net Operating Income" for any relevant period means the Revenues during such period less the items in subsections (i),
     (ii), (iii), (iv) and (v) below:

                    (i)   The Operating Expenses during such period;

                                                        * Confidential Treatment
                                                          Requested

                    (ii)  Legal Expenses paid or reimbursed during such period;

                    (iii) A reasonable allocation of KMS' corporate overhead and cost of information services during such period consistent with allocations made by KMS to its operating divisions not to exceed * percent ( * %) of Revenues for such period to the extent and only to the extent such corporate overhead allocation is reimbursable by the Project Partnership(s);

                    (iv) Payments of principal of and interest on the Capital Contribution Notes during such period; and

                    (v) Any Net Operating Loss incurred in a calendar year (after calendar year 1993 and for the seven (7) month period commencing June 1, 1994, for the calendar year 1994) previous to such relevant period to the extent same has not been an offset in the calculation of Net Operating Income for a calendar year previous to such relevant period.

               (c)  The term "Net Operating Loss" for any relevant period means
                              ------------------
     the items specified in subsections (i), (ii), (iii) and (iv) of this
     Section 1.5(b) for such period in excess of the Revenues for such period.

               (d)  The term "Revenues" for any relevant period means the gross
                              --------
     revenues, net of profit participation by third party lenders, partners and/or independent contractors (including, without limitation, amounts payable to the third parties set forth on Exhibit "K" attached hereto) and
                                               -----------
     any amounts paid to Seller pursuant to Section 1.3, of Buyer and/or KMS for such period from (i) management fees, leasing commissions and expense reimbursements with respect to the properties owned by each of the Property Partnerships; (ii) commissions and fees including, without limitation, disposition fees, refinancing and/or loan restructure fees, payable to Buyer as the general partner of each of the Property Partnerships (exclusive of net sales commissions and/or disposition fees payable to Buyer from Fund IX and Fund XII); (iii) operating profits interests held by Buyer as general partner in each of the Property Partnerships; and (iv) residual profits interests held by Buyer as general partner in each of the Property Partnerships (exclusive of residual profits interests held by Buyer as general partner in Fund IX and Fund XII).

                                                        * Confidential Treatment
                                                          Requested

               (e)  The term "Operating Expenses" for any relevant period means
                              ------------------
     all operating expenses incurred by Buyer and/or KMS during such period associated with the Property Partnerships as reasonably allocated by Buyer, including, without limitation, the following:

                    (i)   office expenses;

                    (ii)  labor and benefits costs;

                    (iii) real property rent expense for such period;

                    (iv)  travel and entertainment expenses;

                    (v) insurance costs, including, without limitation, errors and omissions/professional liability insurance costs payable by Buyer and/or reimbursement of same by Buyer to KMS and the cost of including Buyer under KMS' umbrella liability coverage;

                    (vi)  professional fees;

                    (vii) all taxes (except income taxes);

                    (viii) marketing expenses;

                    (ix) personal property rent expenses payable to third party lessors and debt service on personal property financing arrangements payable to third party lenders;

                    (x) depreciation on any depreciable property owned for use by Buyer and a reasonable allocation of depreciation (based on use) on any depreciable property owned by KMS and used by Buyer;

                    (xi) a reasonable allocation of KMS' accounting costs consistent with allocations by KMS to its operating divisions;

                    (xii) interest at KMS' cost of funds on any outstanding working capital advances required for the Business made by KMS to Buyer; and

                    (xiii) all costs and expenses associated with obtaining the consent of the limited partners referenced in Sections 6.3 and 7.3.

               (f)  The term "Fund IX and Fund XII Disposition Revenue" for any
                              ----------------------------------------
     relevant period means the gross revenues, net of profit participation by third party lenders, partners and/or independent contractors, of Buyer for such period from (i) sale commissions and/or disposition fees payable to Buyer from Fund IX and Fund XII and (ii) residual profits interests held by Buyer as general partner in Fund IX and Fund XII.

               (g) For purposes of the foregoing, Revenues, Operating Expenses and Net Operating Income for any relevant computation period shall be calculated under the accrual method of accounting (except that the items set forth in subsections (ii) and (iv) of Section 1.5(b) shall be considered a deduction against Revenues in the calculation of Net Operating Income only when paid) and in accordance with generally accepted accounting principles but shall be payable from, and recourse shall be limited to, cash received by Buyer from the Project Partnerships.

               (h) Payments on account of Seller's Retained Interest shall be subordinate to repayment to KMS of all principal of, and accrued interest on, working capital advances made by KMS to Buyer.

               (i) Within thirty (30) days following the end of each calendar month during the term of this Agreement, Buyer shall prepare (or cause to be prepared) and distribute to Seller a monthly report of cash receipts and disbursements for Buyer for such month. Within sixty (60) days following the end of each calendar year during the term of this Agreement, Buyer shall prepare (or cause to be prepared) and distribute to Seller an annual report setting forth the calculation of Net Operating

     Income for the relevant calendar year and the calculation of Seller's Retained Interest certified as true and correct by the Chief Financial Officer of Buyer, in his capacity as an officer of Buyer and without personal liability.

               (j) Notwithstanding the provisions of Section 1.5(a) with respect to the timing of payment of the Retained Interest to Seller, in the event of the sale or other disposition of a substantial portion of the assets of a Property Partnership from which sale or other disposition Buyer is entitled to Revenues of at least * Dollars ($ * ), then, within ninety
     (90) days of receipt by Buyer of such Revenues, Buyer shall have an interim closing of its books and shall be obligated to pay to Seller the amount of the Retained Interest (if any) for the period commencing with January 1 of the year in which such sale or other disposition occurs (June 1, 1994, if the sale or other disposition occurs in 1994) and ending on the last day of the calendar month in which such sale or other disposition occurs.

               (k) When appropriate and consistent with the Property Partnership Agreements, Buyer, as general partner of the Property Partnerships, shall reimburse itself for Operating Expenses incurred on behalf of the Property Partnerships.

     1.6       Assumption of Liabilities
               -------------------------

          Upon the terms and subject to the conditions contained herein, at the Closing, Buyer shall assume (i) liability for principal and interest under the promissory notes (the "Capital Contribution Notes") made by Seller in favor of each Property Partnership representing Seller's initial capital contribution to each such Property Partnership which principal amounts, and accrued and unpaid interest thereon, are set forth on Exhibit "E" attached hereto, (ii) liability for a percentage of residual profits interests and disposition fees associated with the GP Interests in the percentages and payable to the third parties set forth on Exhibit "K" attached hereto, which liability is limited to the Revenues
         -----------
derived by Buyer from each Property Partnership on account of such disposition fees and/or residual profits interests, (iii) all obligations and liabilities associated with the GP Interests accruing, arising out of, or relating to, events or occurrences happening after the Closing Date and (iv) any obligations and liabilities associated with the GP Interests reflected or provided for in the Financial Statements or incurred since the date of the Financial Statements in the ordinary course of business and consistent with the past practice of the Property Partnerships. Otherwise, Buyer shall not assume any obligations or liabilities of Seller not specifically described in this Section 1.6. In this regard, Buyer shall assume no liability or obligations with respect to any litigation between Seller and BHI or any of their Affiliates.

                                                        * Confidential Treatment
                                                          Requested

                                   ARTICLE II
                                   ----------

CLOSING
- -------

     2.1       Closing
     ---       -------

          The closing of the transactions contemplated herein (the "Closing") shall be held at 10:00 a.m. local time on May 31, 1994, or such other date as may be mutually agreed upon in writing by Seller and Buyer (the "Closing Date"), at the offices of Buyer's counsel, Allen, Matkins, Leck, Gamble & Mallory ("AMLGM"), 18400 Von Karman Avenue, Fourth Floor, Irvine, California 92715.

     2.2       Documents to be Delivered
     ---       -------------------------

          To effect the transfer of the GP Interests referred to in Section 1.1 and the delivery of the consideration described in Section 1.2 hereof, Seller and Buyer shall, on the Closing Date, deliver the following:

               (a) Buyer and Seller each shall deliver to the other one (1) counterpart of a Master Assignment of Partnership Interests for the Property Partnerships in the form of Exhibit "F" attached hereto effectuating the assignment and transfer of the GP Interests from Seller to Buyer, duly executed by Seller, as assignor, and Buyer, as assignee.

               (b) Seller shall deliver to Buyer a bill of sale effectuating the transfer of the Personal Property from Seller to Buyer, duly executed by Seller.

               (c) Buyer and Seller each shall deliver to AMLGM for filing with the California Secretary of State, one (1) duly executed counterpart of an Amendment to Certificate of Limited Partnership (Form LP-2) for each Property Partnership reflecting the admission of the Buyer into each Property Partnership as a substituted general partner therein and the withdrawal of Seller as a general partner therein.

               (d) Buyer and Seller shall each deliver all documents required to be delivered by them pursuant to Articles VI and VII, as applicable.

               (e) Buyer shall deliver to Seller the Purchase Price, less any adjustments made pursuant to Section 1.4, by certified check or wire transfer of readily available funds.

               (f) Seller, for itself and as attorney-in-fact for the constituent limited partners of each Property Partnership, and Buyer shall each deliver one (1) duly executed counterpart of an amendment to each of the Property Partnership Agreements in the form of Exhibit "G" attached hereto for each Property Partnership reflecting the admission of Buyer into each Property Partnership as a substituted general partner therein, the withdrawal of Seller as a general partner therein, and waives the contractual consequences of a general partner withdrawal as well as all other matters described in Sections 6.3(b) and 7.3(b).

               (g) All instruments and documents executed and delivered to Buyer pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to Buyer. All instruments and documents executed and delivered to Seller pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to Seller.

     2.3       Prorations
     ---       ----------

          Income, gain, losses, deductions and credit that are attributable to the GP Interests shall be allocated between Seller and Buyer based upon an interim closing of the books of each Property Partnership as of the Closing Date in accordance with the provisions of Section 706 of the Internal Revenue Code of 1986, as amended, and Treasury Regulation Section 1.706-1(c)(2).

                                  ARTICLE III
                                  -----------

REPRESENTATIONS AND WARRANTIES OF SELLER
- ----------------------------------------

          Seller hereby represents and warrants to Buyer, except as set forth on
          ----------------------------------------------------------------------
the Disclosure Schedule attached hereto as Exhibit "H", the following:
- ----------------------------------------------------------------------

     3.1       Organization and Qualification
     ---       ------------------------------

          Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the requisite power and authority to conduct its business as it is now being conducted. Copies of the Articles of Incorporation and the Bylaws of Seller delivered to Buyer are accurate and complete as of the date hereof.

     3.2       Property Partnerships
     ---       ---------------------

          Each Property Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of California and has the requisite power and authority to conduct its business as it is now being conducted. Copies of the Property Partnership Agreements delivered to Buyer are accurate and complete as of the date hereof.

     3.3       Ownership of GP Interests
     ---       -------------------------

          Seller (i) is the record and beneficial owner of all of the GP Interests, (ii) has good and marketable title to all of the GP Interests, and
(iii) subject to the consent of a majority in interest of the limited partners in each of the Property Partnerships, has the absolute right, power and authority to sell, transfer and deliver the GP Interests, in each case free and clear of all encumbrances. Except for the GP Interests, Seller does not own any, and there are no, general partnership interests in any of the Property Partnerships. Upon consummation of the Closing, Buyer shall be the sole general partner of each of the Property Partnerships. There are no options, rights of first refusal, puts, call, commitments or other agreements of any character whatsoever relating to the GP Interests.

     3.4       Authorization
     ---       -------------

          Seller has the requisite power and authority to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby have been duly approved by the Board of Directors and the shareholders of Seller. No other corporate proceedings on the part of Seller are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws, or by equitable principles, relating to or limiting the rights of creditors generally and (b) limitations imposed by law or equitable principles upon the availability of specific performance, injunctive relief or other equitable remedies.

     3.5       No Conflict or Violation
     ---       ------------------------

          Neither the execution and delivery of this Agreement by Seller, nor the consummation by Seller of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof will (a) violate, conflict with, or result in a breach of any provisions of, or constitute a material default (or an event which, with notice or lapse of time or both, would constitute a material default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any encumbrance upon any of the GP Interests under, any of the terms, conditions or provisions of (i) the Articles of Incorporation or Bylaws of Seller, (ii) any of the Property Partnership Agreements or (iii) any note, bond, mortgage, indenture, deed of trust, security or pledge agreement, license, lease, franchise, permit, agreement or other instrument or obligation to which Seller or any of the Property Partnerships is a party or to which Seller, the Property Partnerships or the GP Interests or any of the properties or assets of Seller or the Property Partnerships may be subject, which violation, conflict, breach or default would have a material adverse effect on the GP Interests, the Property Partnerships or Seller's ability to consummate the transactions contemplated hereby, or (b) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Seller, the GP Interests or any Property Partnership or any of the properties or assets of Seller or any Property Partnership, which violation would have a material adverse effect on the GP Interests or Seller's ability to consummate the transactions contemplated hereby.

     3.6       Consents and Approvals
     ---       ----------------------

          Except for the consent of a majority in interest of the limited partners of each of the Property Partnerships which have been or will be obtained by the Closing Date and the consent of the third-party lenders, lessors and other parties set forth on Exhibit "I" attached hereto, no notice to, declaration, filing or registration with, or authorization, consent or approval of, or permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is necessary in connection with the execution and delivery of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated by this Agreement. There are no fees or commissions due any third party by reason of the transfer of the GP Interests from Seller to Buyer.

     3.7       Financial Statements
     ---       --------------------

          To the best knowledge of Seller, the unaudited balance sheet as of December 31, 1993, and the related unaudited statements of operations, owner's equity and cash flows for the twelve (12) months then ended (collectively, the "Financial Statements") for each Property Partnership attached hereto as Exhibit "J" fairly and accurately present in all material respects the assets, liabilities and financial position of each of the Property Partnerships as of the date thereof and the results of operations and cash flows for the period then ended and have been prepared in conformity with generally accepted accounting principles consistently applied throughout the period covered. There have been no payments to third parties since the date of the Financial Statements except in the ordinary course of business and consistent with each Property Partnership's past practice. In addition, there has been no material adverse change in the financial condition, working capital, capital, assets, liabilities, revenues, income, cash flow or condition of any of the Property Partnerships from and after the period covered by the Financial Statements.

     3.8       Books and Records
     ---       -----------------

          The books and records to which access was given Buyer prior to the date hereof are the actual books and records of the Property Partnerships and, to the best knowledge of Seller, accurately and fairly reflect, in all material respects, the activities, transactions, revenues and expenses of the Property Partnerships.

     3.9       Litigation
     ---       ----------

          Except for Bonutto-Hofer Investments, et al v. Dover Retail Properties, Inc., et al., Orange County Superior Court, Case No. 709826, which shall be dismissed, with prejudice, prior to the Closing Date, there are no actions, suits, proceedings or, to the best knowledge of Seller, investigations by, against, involving or relating to any GP Interest or any Property Partnership, at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality in which any material claim has been made or asserted against any such Property Partnership or against Seller with respect to any GP Interest. There is outstanding no garnishment, attachment or writ of execution issued with reference to the Property Partnerships, the GP Interests or any of the assets of the Property Partnerships. None of the Property Partnerships is a party or subject to any judgment, decree or order enjoining it in respect of any business practice or the conduct of business in any area.

     3.10      Compliance with Law
     ----      -------------------

          To the best knowledge of Seller, none of the Property Partnerships nor Seller has violated or failed to comply in any material respect with any statute, law, ordinance, regulation, rule, decree or order of any foreign, federal, state or local government or any other governmental department or agency, or any judgment, decree or order of any court, applicable to the business or operations of the Property Partnerships. To the best knowledge of Seller, the conduct of the businesses of the Property Partnerships is in material conformity with all building code, health and environmental requirements. To the best knowledge of Seller, the conduct of the businesses of the Property Partnerships is in material conformity with all energy, public utility, zoning and OSHA requirements and all other foreign, federal, state and local governmental and regulatory requirements except where the aggregate of all such non-conformities would not have a material adverse effect on the Property Partnerships, taken as a whole, and where any non-conformity in the conduct of the business of any Property Partnership would not have a material adverse effect on the relevant Property Partnership. None of the Property Partnerships nor Seller has received any notice to the effect that any of the Property Partnerships is not in compliance with, and none of the Property Partnerships nor Seller has any reason to anticipate that any presently existing circumstances are likely to result in the violation of, any such statute, law, ordinance, regulation, rule, judgment, decree or order.

     3.11      Property Partnership Agreements
     ----      -------------------------------

          To the best knowledge of Seller, there is no current default or breach under the terms and provisions of the Property Partnership Agreements or any loan document or other contract to which a Property Partnership is a contracting party, which in the case of such other contract, such default of breach would have a material adverse effect on the relevant Property Partnership. The Property Partnership Agreements are in full force and effect and there have been no modifications or amendments thereto except as set forth on Exhibit "A" attached hereto.

     3.12      Permits
     ----      -------

          To the best knowledge of Seller, Seller and each of the Property Partnerships has all permits from governmental agencies required to conduct the respective present businesses of the Property Partnerships as now being conducted, except such permits the failure of which to obtain would not have a material adverse effect on any of the Property Partnerships, taken as a whole, and where any failure to obtain a permit with respect to a Property Partnership would not have a material adverse effect on the relevant Property Partnership.

     3.13      Liabilities
     ----      -----------

          To the best knowledge of Seller, none of the Property Partnerships has any liabilities, obligations or commitments of any nature (whether accrued, absolute, contingent or otherwise and whether matured or unmatured), due or to become due, except (a) liabilities reflected or provided for in the Financial Statements and (b) liabilities incurred since the date of the Financial Statements in the ordinary course of business and consistent with the past practice of the Property Partnerships.

     3.14      Labor Matters
     ----      -------------

          The Property Partnerships have no employees. None of the Property Partnerships is a party to any collective bargaining agreement, nor, to the best knowledge of Seller, is any Property Partnership subject to any organizing efforts of any labor union, organization, local or subdivision. There are no labor suits or, to the best knowledge of Seller, grievances, claims or investigations concerning employment pending or, to the best knowledge of Seller, threatened against any of the Property Partnerships.

     3.15      Brokers and Finders
     ----      -------------------

          Neither Seller nor any of Seller's officers, directors, employees or agents have employed any broker, finder or similar agent or incurred any liability for any brokerage fees, commissions, finder's fees or similar payments in connection with the transactions contemplated by this Agreement.

     3.16      No Other Agreements to Sell the GP Interests
     ----      --------------------------------------------

          Seller does not have any commitment or legal obligation, absolute or contingent, to any person or entity other than Buyer to (i) sell, assign or transfer the GP Interests and/or any material portion of the assets of any Property Partnership, or (ii) enter into an agreement to do any of the foregoing.

     3.17     Indebtedness of Seller
     ----     ----------------------

          Seller has not obtained any loans or incurred any indebtedness for which any property, assets or securities of any of the Property Partnerships, including, without limitation, the GP Interests, is pledged as collateral and there are no encumbrances on any of the properties, assets or securities of any of the Property Partnerships, including, without limitation, the GP Interests, imposed in connection with any indebtedness or other obligations of Seller.

     3.18      Distributions
     ----      -------------

          There have been no distributions from any of the Property Partnerships to Seller or any affiliate or representative thereof or to any other partner of the Property Partnerships since the date of the Financial Statements. There have been no fees, guaranteed payments, interest or other compensation of any nature whatsoever other than in the ordinary course of business paid to Seller or any affiliate or representative thereof since the date of the Financial Statements.

    3.19       Material Misstatements and Omissions
    ----       ------------------------------------

          To the best knowledge of Seller, no representation or warranty by Seller, or in any document, exhibit, statement, certificate or schedule heretofore or hereinafter furnished or made available to the Buyer pursuant to this Agreement or in connection with the transactions contemplated by this Agreement, including, without limitation, the Disclosure Schedule, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

                                   ARTICLE IV
                                   ----------

REPRESENTATIONS AND WARRANTIES OF BUYER
- ---------------------------------------
          Buyer hereby represents and warrants to Seller as follows:
          ----------------------------------------------------------

     4.1      Organization of Buyer
     ---      ---------------------

          Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to conduct its business as it is now being conducted.

    4.2       Authorization
    ---       -------------

          Buyer has the requisite power and authority to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly approved by the Board of Directors of Buyer. No other corporate proceedings on the part of Buyer are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium and other similar laws, or by equitable principles, relating to or limiting the rights of creditors generally and (b) limitations imposed by law or equitable principles upon the availability of specific performance, injunctive relief or other equitable remedies.

     4.3       Brokerage/Finders Fees
     ---       ----------------------

          Neither Buyer nor any of its officers, directors, employees or agents have employed any broker, finder or similar agent or incurred any liability for any brokerage fees, commissions, finder's fees or similar payments in connection with the transactions contemplated by this Agreement.

    4.4        No Conflict or Violation
    ---        ------------------------

          Neither the execution and delivery of this Agreement by Buyer, nor the consummation of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof will result in (a) a violation of or a conflict with any provision of the Articles of Incorporation or Bylaws of Buyer,
(b) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, lease, commitment, license, franchise, permit, authorization or concession to which Buyer is a party which breach or default would have a material adverse effect on the business or financial condition of Buyer or its ability to consummate the transactions contemplated hereby or (c) a violation by Buyer of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, which violation would have a material adverse effect on the business or financial condition of Buyer or its ability to consummate the transactions contemplated hereby.

                                   ARTICLE V
                                   ---------

ACTIONS BY SELLER AND BUYER PRIOR TO THE CLOSING
- ------------------------------------------------
          During the period from the date hereof through the Closing Date:
          ----------------------------------------------------------------

     5.1       Maintenance of Business
     ---       -----------------------

          (a) The Business of Seller and the businesses of the Property Partnerships shall be conducted only in, and Seller and each of the Property Partnerships shall not take any action except in, the ordinary course of business and consistent with past practice, and Seller and each of the Property Partnerships shall use its best efforts to maintain and preserve its business, assets, prospects, suppliers, customers and other advantageous business relationships.

          (b) From and after the date of this Agreement, Seller shall not, without the prior written consent of Buyer, enter into any contracts or other agreements that arise out of or relate to the Property Partnerships.

     5.2       Investigation by Buyer
     ---       ----------------------

          Seller shall allow Buyer during regular business hours through Buyer's Representatives, to make such investigation of the business, properties, books and records of each of the Property Partnerships, and to conduct such examination of the condition of the Property Partnerships, as Buyer deems necessary or advisable to familiarize itself with such business, properties, books, records, condition and other matters, and to verify the representations and warranties of Seller hereunder.

     5.3       Notification of Certain Matters
     ---       -------------------------------

          (a) Seller shall give prompt notice to Buyer, and Buyer shall give prompt notice to Seller, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect any time from the date hereof to the Closing Date and (ii) any material failure of Seller or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and each party shall use all reasonable efforts to remedy same.

          (b) Seller shall notify Buyer of any and all material information concerning any of the Property Partnerships, about which Seller learns on or before the Closing promptly upon Seller's obtaining knowledge of the same.

                                   ARTICLE VI
                                   ----------

CONDITIONS TO SELLER'S OBLIGATIONS
- ----------------------------------

          The obligation of Seller to transfer the GP Interests to Buyer and to
          ---------------------------------------------------------------------
consummate the other transactions contemplated hereby on the Closing Date is
- ----------------------------------------------------------------------------
subject, in the discretion of Seller, to the satisfaction, on or prior to the
- -----------------------------------------------------------------------------
Closing Date, of each of the following conditions:
- --------------------------------------------------

     6.1       Representations, Warranties and Covenants
     ---       -----------------------------------------

          All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date except to the extent such representations and warranties are expressly stated to be true as of another date, and Buyer shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Closing Date. There shall be delivered to Seller at the Closing a certificate executed by Buyer, in form and substance and executed in a manner reasonably satisfactory to Seller, to the foregoing effect.

     6.2       No Governmental Proceeding or Litigation
     ---       ----------------------------------------

No suit, action, investigation, inquiry or other proceeding by any governmental authority or other person shall have been instituted which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to materially damage Seller if the transactions contemplated hereunder are consummated.

     6.3       Partner Consents
     ---       ----------------

          There shall have been obtained all consents (the cost of which shall be borne by the Buyer as an Operating Expense) required from the limited partners of each Property Partnership to approve an amendment to each Property Partnership Agreement which:

          (a) Approves the admission of Buyer into each Property Partnership as a substituted general partner therein and the withdrawal of Seller as a general partner therein;

          (b) Approves the payment of financing or restructuring fees of one and one-half (1 1/2) points to the general partner of each such Property Partnership upon the successful completion of a refinancing or restructuring of existing indebtedness of such Property Partnership;

          (c) Confirms that the indemnification provisions of each Property Partnership Agreement for the actions of Seller as a general partner of each Property Partnership survive the Closing; and

          (d) Appoints Seller as the attorney-in-fact for each limited partner of each Property Partnership to execute, record, file and publish any and all instruments and documents to effectuate such amendment to each Property Partnership Agreement.

     6.4       Third-Party Consents
     ---       --------------------

          There shall have been obtained all consents (and agreement not to accelerate Property Partnership indebtedness by reason of the transfer of the GP Interests) from any third-party lenders (exclusive of Travelers Real Estate Corporation and US West Realty Advisors with respect to BHI-Dover X, a California limited partnership), lessors or other parties required to consent to the admission of Buyer into each Property Partnership as a substituted general partner therein, the withdrawal of Seller as a general partner therein, and to the other matters set forth in the amendments to the Property Partnership Agreements referenced in Section 6.3.

     6.5       Waiver by Seller
     ---       ----------------

          Seller may unilaterally waive any of Seller's conditions described in this Agreement. Except as otherwise provided in this Agreement, any such waiver shall be effective only if the same is (i) in writing, (ii) signed by Seller, and (iii) delivered to Buyer on or before the date such condition is to be satisfied.

                                  ARTICLE VII
                                  -----------

CONDITIONS TO BUYER'S OBLIGATIONS
- ---------------------------------

          The obligation of Buyer to purchase the GP Interests and to consummate
          ----------------------------------------------------------------------
the other transactions contemplated hereby is subject, in the discretion of
- ---------------------------------------------------------------------------
Buyer, to the satisfaction, on or prior to the Closing Date, of each of the
- ---------------------------------------------------------------------------
following conditions:
- ---------------------

     7.1       Representations, Warranties and Covenants
     ---       -----------------------------------------

          All representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date except to the extent such representations and warranties are expressly stated to be true as of another date, and Seller shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Closing Date. There shall be delivered to Buyer at the Closing a certificate executed by Seller, in form and substance and executed in a manner reasonably satisfactory to Buyer, to the foregoing effect.

     7.2       No Governmental Proceeding or Litigation
     ---       ----------------------------------------

          No suit, action, investigation, inquiry or other proceeding by any governmental authority or other person shall have been instituted which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected materially and adversely to affect the value of the GP Interests, the financial condition and/or business of Seller or otherwise reasonably be expected to materially damage Buyer if the transactions contemplated hereunder are consummated.

     7.3       Partner Consents
     ---       ----------------

          There shall have been obtained all consents (the cost of which shall be borne by the Buyer as an Operating Expense) required from the limited partners of each Property Partnership to approve an amendment to each Property Partnership Agreement which:

          (a) Approves the admission of Buyer into each Property Partnership as a substituted general partner therein and the withdrawal of Seller as a general partner therein;

          (b) Approves the payment of financing or restructuring fees of one and one-half (1 1/2) points to the general partner of each such Property Partnership upon the successful completion of a refinancing or restructuring of existing indebtedness of such Property Partnership;

          (c) Confirms that the indemnification provisions of each Property Partnership Agreement for the actions of Seller as a general partner of each Property Partnership survive the Closing; and

          (d) Appoints Seller as the attorney-in-fact for each limited partner of each Property Partnership to execute, record, file and publish any and all instruments and documents to effectuate such amendment to each Property Partnership Agreement.

     7.4       Third Party Consents
     ---       --------------------

          There shall have been obtained all consents (and agreement not to accelerate Property Partnership indebtedness by reason of the transfer of the GP Interests) from any third-party lenders (exclusive of Travelers Real Estate Corporation and US West Realty Advisors with respect to BHI-Dover X, a California limited partnership), lessors or other parties required to consent to the admission of Buyer into each Property Partnership as a substituted general partner therein, the withdrawal of Seller as a general partner therein, and to the other matters set forth in the amendments to the Property Partnership Agreements referenced in Section 7.3.

    7.5        Disapproval of Monetary Liens
    ---        -----------------------------

          Buyer hereby notifies Seller of Buyer's disapproval of any and all monetary liens and/or encumbrances (if any) encumbering all or any portion of the GP Interests, and Seller shall be obligated to assign and transfer the GP Interests to Buyer at the Closing free and clear of all such disapproved monetary liens or monetary encumbrances (if any).

    7.6        Dispute Resolution
    ---        ------------------

          Seller shall enter into a settlement agreement with BHI in order to resolve all current and past disputes relating to, or arising out of, Seller's solicitation or request of the limited partners of the Property Partnerships and the Affiliated Partnerships to vote to remove BHI as general partner therefrom and to admit Seller as general partner thereto including, without limitation, that certain pending litigation, Bonutto-Hofer Investments, et al. v. Dover Retail Properties. Inc., et al., Orange County Superior Court, Case No. 709826, which shall be dismissed, with prejudice. Such settlement agreement shall be subject to Buyer's approval and shall provide that no actions, suits, investigations or proceedings by, against, involving or relating to the admission, substitution, withdrawal or termination of a general partner in any Property Partnership or any Affiliate Partnership from and after the date of such settlement agreement shall be initiated by Seller or BHI or any of their Affiliates.

     7.7       Waiver by Buyer
     ---       ---------------

          Buyer may unilaterally waive any of Buyer's conditions described in this Agreement. Except as otherwise provided in this Agreement, any such waiver shall be effective only if the same is (i) in writing, (ii) signed by Buyer, and
(iii) delivered to Seller on or before the date such condition is to be satisfied.

                                  ARTICLE VIII
                                  ------------

POST-CLOSING COVENANTS
- ----------------------

     8.1       Covenant Not to Solicit
     ---       -----------------------

          (a) Seller hereby agrees that it and its Affiliates shall not, for a period of eight (8) years following the Closing Date, solicit or request any limited partner, including those admitted after the date of this Agreement, in any of the Property Partnerships to vote to cause Buyer to be removed as a general partner of any such Property Partnership. If the covenants in this Section 8.1 shall be determined by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a period of time or by reason of its being too extensive in any other respect, they shall be interpreted to extend only over the maximum period of time for which they may be enforceable and/or to the maximum extent in all other respects as to which they may be enforceable, all as determined by such court in such action.

          (b) Seller acknowledges that a breach of the covenant contained in this Section will cause irreparable damage to Buyer and the relevant Property Partnership, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, Seller agrees that if it breaches the covenant contained in this Section in addition to any other remedy which may be available at law or in equity, Buyer or the relevant Property Partnership shall be entitled to specific performance and injunctive relief, without posting a bond or other security.

          (c) The covenants contained in this Section 8.1 shall terminate and be of no further force or effect in the event Buyer is in breach of this Agreement by reason of either (i) the failure to pay Seller any sums due Seller under this Agreement by the due date thereof where such failure continues for ten
     (10) days after written notice thereof to Buyer from Seller specifying such failure and/or (ii) a material breach by Buyer under this Agreement other than that specified in clause (i) of this Section 8.1(c) where such breach continues for thirty (30) days after written notice thereof to Buyer from Seller specifying such breach.

     8.2       Property Manager
     ---       ----------------

          Buyer shall retain Hollis & Associates as the property manager of each of the Property Partnerships for a period of no less than six (6) months from the Closing Date on the same terms and conditions as were in place prior to the Closing pursuant to a property management agreement by and between the Buyer, on behalf of the Property Partnerships, and Hollis & Associates.

    8.3        Asset Manager
    ---        -------------

          Buyer shall retain George L. Triano as a third party asset management and financing/restructure consultant for a period of no less than six (6) months from the Closing Date. Buyer shall pay George L. Triano, as a non-refundable retainer, the sum of Ten Thousand Dollars ($10,000) each month while he is so retained as a consultant. Upon the successful completion of each refinancing or restructuring of existing indebtedness of a Property Partnership, Buyer shall be obligated to pay George L. Triano a refinancing fee equal to the amount that one-half of one percent (.5%) of the face amount of such indebtedness exceeds Twenty-Three Thousand Dollars ($23,000), as such refinancing fee shall be reduced by the amount of previously paid retainers to George L. Triano not previously offset against refinancing fees otherwise due.

     8.4       Equity Capital
     ---       --------------

          If Buyer retains Seller to raise additional capital for a Property Partnership, Buyer shall pay Seller competitive market fees for Seller's services upon the contribution of such capital to such Property Partnership.

     8.5       Legal Expenses
     ---       --------------

          As and when Buyer receives payment of financing or restructuring fees from a Property Partnership for the successful completion of a refinancing or restructuring of existing indebtedness of such Property Partnership, to the extent of such financing or restructuring fees, Buyer shall be obligated immediately upon receipt of such financing or restructuring fees to pay, or reimburse Seller for, Legal Expenses incurred by Seller on behalf of each such Property Partnership in an amount equal to Sixty-Nine Thousand Dollars ($69,000) per Property Partnership.

     8.6       Indemnification Reimbursement
     ---       -----------------------------

          In the event that upon termination of this Agreement pursuant to the last sentence of Section 10.1, the provisions of Section 1.5(a)(ii) were never applicable because the benchmark set forth in Section 1.5(a)(i) was not attained, then Seller shall be obligated, within fifteen (15) days following such termination of this Agreement, to pay Buyer an amount equal to the lesser of (a) amounts expended by the Property Partnerships from and after the Closing on behalf of or to Seller by reason of the general partner indemnification provisions of the Property Partnership Agreements or (b) seventy-five percent (75%) of the amount that Net Operating Income during the term of this Agreement was less than the benchmark set forth in Section 1.5(a)(i).

     8.7       Prorata Creditor Payments
     ---       -------------------------

          Consistent with the settlement agreement between Seller and BHI referenced in Section 7.6, Buyer, as general partner of each Property Partnership, shall cause each Property Partnership to make each payment to BHI and Seller in their respective capacities as creditors of each Property Partnership in proportion to the aggregate indebtedness of each such Property Partnership to BHI and Seller, respectively.

                                   ARTICLE IX
                                   ----------

INDEMNIFICATION
- ---------------

     9.1       Survival of Representations, Etc.
     ---       ---------------------------------

          All statements contained in the Disclosure Schedule or in the certificates delivered at the Closing pursuant to Sections 6.1 and 7.1 shall be deemed to be representations and warranties by the parties hereunder. The representations and warranties of Seller and Buyer contained herein shall survive the Closing Date regardless of any investigation made by any of the parties hereto.

     9.2       Indemnification
     ---       ---------------

          (a) Seller hereby agrees to indemnify, defend (subject to the provisions of Section 9.2(d)) and hold harmless Buyer and its Representatives from and against any and all costs, losses, liabilities, damages, lawsuits, deficiencies, claims and expenses, including without limitation, interest, penalties, attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Damages"), incurred in connection with, arising out of, resulting from or incident to (i) any breach of any covenant or warranty, or the inaccuracy of any representation, made by Seller in or pursuant to this Agreement, or
     (ii) any claim by any third party brought against Buyer arising from the actions or inactions of Seller or the operation of Seller's Business prior to the Closing Date.

         (b) Buyer shall indemnify, defend (subject to the provisions of Section 9.2(d)) and hold harmless, Seller and Seller's Representatives from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to (i) any breach of any covenant or warranty, or the inaccuracy of any representation, made by Buyer in or pursuant to this Agreement, or (ii) any claim by any third party brought against Seller arising from the actions or inactions of Buyer or the operation of Buyer's business on or after the Closing Date.

         (c) The term "Damages" as used in this Section 9.2 is not limited to matters asserted by third parties against the indemnified party but includes Damages incurred or sustained by the indemnified party in the absence of third party claims. Payment by the indemnified party of amounts for which the indemnified party is entitled to be indemnified hereunder shall not be a condition precedent to the right of the indemnified party to enforce its indemnity rights hereunder.

         (d) If any party ("Indemnitee") hereto desires to make a claim against any other party ("Indemnitor") pursuant to the provisions of this Article IX, then Indemnitee shall notify Indemnitor of the claim, demand, action or right of action which is the basis of such claim and the provision or provisions of this Agreement alleged to have been breached or to be inaccurate, and shall give the Indemnitor a reasonable opportunity to participate in the defense thereof. Indemnitee shall provide Indemnitor with all information available to it regarding such claim, demand, action or right of action (whether or not it involves a third party). In addition, with respect to any claim brought by a third party against an Indemnitee, each such Indemnitor shall have the right to approve the counsel selected by Indemnitee, which approval shall not be unreasonably withheld or delayed. All settlements of third party claims proposed by an Indemnitee shall be subject to the approval of Indemnitor, which approval shall not be unreasonably withheld or delayed.

                                   ARTICLE X
                                   ---------

MISCELLANEOUS
- -------------

     10.1      Termination
     ----      -----------

          This Agreement may be terminated and the transactions contemplated hereby abandoned by the mutual written consent of each of the parties hereto or by Seller or Buyer if the conditions to such party's obligations set forth in Articles VI and VII, respectively, have not been satisfied on or before May 31, 1994 (unless waived by the party entitled to the benefit thereof), without liability of any party hereto; provided, however, that no party will be released from liability hereunder if this Agreement is terminated and the transactions abandoned by reason of (a) willful failure of such party to have performed its obligations hereunder, or (b) any knowing misrepresentation made by such party of any matter set forth herein. In the event that a condition precedent to its obligations is not satisfied, nothing contained herein shall be deemed to require any party to terminate this Agreement, rather than to waive such condition precedent and proceed with the transactions contemplated hereby. Following the Closing, this Agreement (exclusive of the provisions of Section
8.6 and Article IX) shall terminate and be of no further force and effect at such time as all of the Property Partnerships have disposed of their respective assets and have finally liquidated.

     10.2      Assignment
     ----      ----------

          Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Seller without the prior written consent of Buyer or by Buyer without the prior written consent of Seller. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their, respective successors and assigns, and no other person shall have any right, benefit or obligation hereunder.

     10.3      Notices
     ----      -------

          Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered in person or by commercial overnight courier, telegraph, telex or by facsimile transmission or mailed by certified mail, postage prepaid, return receipt requested, as follows:


            If to Buyer:                          Koll Partnerships II, Inc.
                                            4343 Von Karman Avenue
                                            Newport Beach, California  92660
                                            Attn:  President
                                            Telephone No.:  (714) 833-3030
                                            Facsimile No.:  (714) 833-8635

            With a copy to:                       Allen, Matkins, Leck, Gamble
                                            & Mallory
                                            18400 Von Karman Avenue, 4th Floor
                                            Irvine, California  92715
                                            Attn:  Thomas C. Foster, Esq.
                                            Telephone No.:  (714)553-1313
                                            Facsimile No.:  (714)553-8354

            If to Seller:                         Dover Retail Properties, Inc.
                                            5055 Avenida Encinas, Suite 210
                                            Carlsbad, California  92008
                                            Attn:  Anthony W. Esernia
                                            Telephone No.:  (619) 431-5400
                                            Facsimile No.:  (619) 431-5401

                             With a copy to:      Barger & Wolen

                                            19800 MacArthur Boulevard
                                            Eighth Floor
                                            Irvine, California  92715
                                            Attention:  Edwin A. Oster, Esq.
                                            Telephone No.:  (714) 757-2800

                                            Facsimile No.:  (714) 752-6313

Any such notice or other communication shall be deemed received and effective upon the earlier of (a) if personally delivered, the date of delivery to the address of the person to receive such notice; (b) if delivered by commercial overnight carrier, one (1) day following the receipt of such communication by such carrier from the sender, as shown on the sender's delivery invoice from such carrier; (c) if mailed, forty-eight (48) hours after the date of posting by the United States Post Office as shown by the sender's registry or certification receipt, as the case may be; (d) if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; or (e) if given by telex or telecopy, when sent. Any reference herein to the date of receipt, delivery, or giving, as the case may be, of any notice or other communication shall refer to the date such communication becomes effective under the terms of this Section
10.3. Any notice or other communication sent by cable, telex, or telecopy must be confirmed within forty-eight (48) hours by letter mailed or delivered in accordance with the foregoing. Notice of change of address shall be given by written notice in the manner detailed in this Section 10.3. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice or other communication sent.

     10.4      Choice of Law
     ----      -------------

          This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of California.

     10.5      Entire Agreement; Amendments and Waivers
     ----      ----------------------------------------

          This Agreement, together with all Exhibits and schedules hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, amendment, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     10.6      Counterparts
     ----      ------------

          This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.7      Invalidity
     ----      ----------

          In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     10.8       Headings
     ----       --------

          The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     10.9       Further Assurances
     ----       ------------------

          On and after the Closing Date, Seller and Buyer shall take all appropriate action and execute all documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof.

     10.10     Expenses
     -----     --------

          Seller and Buyer will each be liable for their own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

     10.11     Attorneys' Fees
     -----     ---------------

          The parties agree that if it be determined by any court that any party has failed to perform its obligations herein, then the prevailing party or parties shall be entitled to recover reasonable attorneys' fees, court costs and other reasonable expenses incurred in the enforcement of the rights and obligations set forth in this Agreement or any claim for damages based on any breach of this Agreement.

     10.12     Publicity
     -----     ----------

          Neither Seller nor Buyer shall issue any press release or make any public statement regarding the transactions contemplated hereby (including, but not limited to, any press release or public statement announcing the execution of this Agreement, the termination of this Agreement or the consummation of the transactions contemplated hereby), without the prior approval of the other party hereto save and except for any disclosures, notices or public filings required by law. The parties hereto shall issue a mutually acceptable press release as soon as practicable after the execution of this Agreement announcing such execution and as soon as practicable after the Closing Date announcing the consummation of the transactions contemplated hereby.

     10.13     Confidential Information
     -----     ------------------------

          The parties acknowledge that the transaction described herein is of a confidential nature and shall not be disclosed except to Harold C. Hofer, John
A. Bonutto, employees of Seller, Buyer or KMS, attorneys, accountants, or as required by law, until such time as the parties make a public announcement regarding the transaction as provided in Section 10.12. In connection with the negotiation of this Agreement and the preparation for the consummation of the transactions contemplated hereby, each party acknowledges that it will have access to confidential information relating to the other parties. Each party shall treat such information as confidential, preserve the confidentiality thereof and not duplicate or use such information, except to Harold C. Hofer, John A. Bonutto, employees of Seller, Buyer or KMS, attorneys and accountants in connection with the transactions contemplated hereby. In the event of the termination of this Agreement for any reason whatsoever, each party shall return to the other all documents, work papers and other material (including all copies thereof) obtained in connection with the transactions contemplated hereby and shall use all reasonable efforts, including instructing its employees and others who have had access to such information, to keep confidential and not to use any such information, unless such information is now, or is hereafter disclosed, through no act or omission of such party, in any manner making it available to the general public.

     10.14     Miscellaneous
     -----     -------------

     Each of the Exhibits attached hereto is incorporated herein by reference and expressly made a part of this Agreement for all purposes. References to any Exhibit made in this Agreement shall be deemed to include this reference and incorporation. Where the context so requires, the use of the neuter gender shall include the masculine and feminine genders, the masculine gender shall include the feminine and neuter genders, and the singular number shall include the plural and vice versa. Time is of the essence of this Agreement. There are no third party beneficiaries to this Agreement. Each party hereto acknowledges that
(i) each party hereto is of equal bargaining strength; and (ii) each such party has actively participated in the drafting, preparation, and negotiation of this Agreement; and (iii) any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement, any portion hereof, any amendments hereto, or any Exhibits attached hereto.

                                   ARTICLE XI
                                   ----------

DEFINITIONS
- -----------

     11.1      Affiliate
     ----      ---------

          The term "Affiliate" means any person or entity which, directly or indirectly, through one (1) or more intermediaries, controls or is controlled by or is under common control with another person or entity. The term "control" as used herein (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to vote fifty percent (50%) or more of the outstanding voting securities of such person or entity.

     11.2      Affiliate Partnerships
     ----      ----------------------

          The term "Affiliate Partnerships" means BHI-Dover Ltd. Fund V, a California limited partnership, BHI-Dover VII, a California limited partnership, BHI-Dover VIII, a California limited partnership, BHI-Dover XI, a California limited partnership, and BHI-Dover XVI, a California limited partnership, collectively; the term "Affiliate Partnership" means any one (1) of the Affiliated Partnerships.

     11.3      AMLGM
     ----      -----

          The term "AMLGM" is defined in Section 2.1.

     11.4      BHI
     ----      ---

          The term "BHI" means Bonutto-Hofer Investments, a California
                    ---
          corporation.


     11.5      Business
               --------

          The term "Business" is defined in Recital A.

     11.6      Buyer
               -----

          The term "Buyer" means Koll Partnerships II, Inc., a Delaware corporation.

     11.7      Capital Contribution Notes
               --------------------------

          The term "Capital Contribution Notes" is defined in Section 1.6.

     11.8      Closing
               -------

          The term "Closing" is defined in Section 2.1.

     11.9      Closing Date
               ------------

          The term "Closing Date" is defined in Section 2.1.

     11.10     Damages
               -------

          The term "Damages" is defined in Section 9.2(a).

     11.11     Financial Statements
               --------------------

          The term "Financial Statements" is defined in Section 3.7.

     11.12     Fund IX
               -------

          The term "Fund IX" is defined in Recital A.

     11.13     Fund IX and Fund XII Disposition Revenue
               ----------------------------------------

          The term "Fund IX and Fund XII Disposition Revenue" is defined in
Section 1.5(f).

     11.14     Fund XII
               --------

          The term "Fund XII" is defined in Recital A.

     11.15     GP Interests; GP Interest
               -------------------------

          The terms "GP Interests" and "GP Interest" are defined in Recital B.
                                        -----------

     11.16     Indemnitee
               ----------

          The term "Indemnitee" is defined in Section 9.2(d).

     11.17     Indemnitor
               ----------

           The term "Indemnitor" is defined in Section 9.2(d).

     11.18     KMS
               ---

          The term "KMS" means Koll Management Services, Inc., a Delaware corporation.

     11.19     Legal Expenses
               --------------

          The term "Legal Expenses" means the attorneys' fees and court costs
                    --------------
incurred by Seller on behalf of each Property Partnership in defending the election of Seller as the general partner of each such Property Partnership by the constituent limited partners thereof.

     11.20     Net Operating Income
               --------------------

          The term "Net Operating Income" is defined in Section 1.5(b).

     11.21     Net Operating Loss
               ------------------

          The term "Net Operating Loss" is defined in Section 1.5(c).

     11.22     Operating Expenses
               ------------------

          The term "Operating Expenses" is defined in Section 1.5(e).

     11.23     Personal Property
               -----------------

          The term "Personal Property" is defined in Recital B.

     11.24     Property Partnerships; Property Partnership
               -------------------------------------------

          The terms "Property Partnerships" and "Property Partnership" are
                                                 --------------------
defined in Recital A.

     11.25     Property Partnership Agreements; Property Partnership Agreement
               ---------------------------------------------------------------
          The terms "Property Partnership Agreements" and "Property Partnership
                                                           --------------------
Agreement" are defined in Recital A.
- ---------

     11.26    Purchase Price
              --------------

          The term "Purchase Price" is defined in Section 1.2.

     11.27    Representative
              --------------

          The term "Representative" means any officer, director, principal, attorney, accountant, agent, employee or other representative.

     11.28    Retained Interest.
              ------------------

          The term "Retained Interest" is defined in Recital B.

     11.29    Revenues
              --------

          The term "Revenues" is defined in Section 1.5(d).

     11.30    Seller
              ------

          The term "Seller" means Dover Investment Properties, Inc. a California corporation.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year first above written.

"Seller"                            DOVER INVESTMENT PROPERTIES,
                              INC., a California corporation

                              By:
                                Name:
                                Title:

"Buyer"                             KOLL PARTNERSHIPS II, INC.,
- --------------------------    a Delaware corporation

                              By:
                                Name:
                                Title:

                  FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT
                  -------------------------------------------
                   OF CERTAIN GENERAL PARTNERSHIP INTERESTS
                   ----------------------------------------

        THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT OF between DOVER
- --------
RETAIL PROPERTIES, INC., a California corporation ("Seller"), and
KOLL PARTNERSHIPS II, INC., a Delaware corporation ("Buyer"). Capitalized terms not otherwise defined herein shall have the meanings assigned them in the Asset Purchase Agreement (defined below).


                               R E C I T A L S:
                               - - - - - - - -


     A. Seller and Buyer have entered into an Asset Purchase Agreement of Certain General Partnership Interests dated as of May 10, 1994 (the "Asset Purchase Agreement").

     B. Seller and Buyer desire to amend the Asset Purchase Agreement by extending the effective date of the Closing Date and to provide for certain insurance premium refunds.



                              A G R E E M E N T:
                              - - - - - - - - -


     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. The Closing shall occur on June 20, 1994, but the Closing Date for all purposes of the Asset Purchase Agreement, as amended hereby, except for the date of delivery of the Purchase Price, shall mean July 1, 1994. The Purchase Price shall be delivered by Buyer to Seller at the Closing on June 20, 1994.

       2. The Property Partnerships have procured casualty and liability insurance with respect to each of their properties under Seller's Fireman's Fund Insurance Company package policy and various insurance policies financed through A.I. Credit Corp. Following the Closing, Buyer intends to insure the properties owned by the Property Partnerships under its blanket insurance policy and, therefore, Seller shall be obligated to cancel its insurance coverage of the Property Partnerships immediately following the Closing. Immediately upon receipt by Seller of any insurance premium refunds with respect to the aforementioned insurance coverage, Seller shall be obligated to pay such refund to the applicable Property Partnership. Buyer shall have the right to offset any amounts due Seller under the Asset Purchase Agreement in satisfaction of Seller's obligation to pay any insurance premium refund to the applicable Property Partnership.

       3. Buyer understand that the underlying assets of the Property Partnerships are encumbered by loans from third party lenders, the documentation for which in varying degrees, provide for default, acceleration, and/or required consents in regard to the sale or transfer of the GP Interests. Buyer has reviewed and satisfied itself in regard to each of the loans encumbering the assets of the Property Partnerships affected by the GP Interests and has applied for, but not necessarily received, unconditional consents with respect to the sale or transfer of the GP Interests from some or all such third party lenders. Buyer hereby releases and discharges Seller and its respective officers, directors, shareholders, partners and agents, including their attorneys, from any and all claims, rights, demands, liabilities, omissions, obligations or indebtedness in connection with any breach of the Property Partnerships' or Seller's obligations or duties with respect to the loans or loan documents which may arise from the sale or transfer of the GP Interests from Seller to Buyer.

       4. Seller hereby warrants and represents that the consents of the limited partners in the Property Partnerships to the transfer of the GP Interests from Seller to Buyer previously delivered to Buyer are genuine and that a majority in interest of the limited partners in each of the Property Partnerships have consented to the transfer of the GP Interests from Seller to Buyer.

       5. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original Amendment, but all of which, taken together, shall constitute one (1) and the same Amendment, binding on the parties hereto. The signature of any party hereto to any counterpart hereof shall be deemed a signature to, and may be appended to, any other counterpart hereof.

     6. Except as expressly modified hereby, all other terms and provisions of the Asset Purchase Agreement shall remain in full force and effect, are incorporated herein by this reference, and shall govern the conduct of the parties hereto; provided, however, to the extent of any inconsistency between the provisions of the Asset Purchase Agreement and the provisions of this Amendment, the provisions of this Amendment shall control.


                                                        DOVER RETAIL PROPERTIES,
                                          INC., a California corporation

                                                         By:

                                                   Name:
                                                   Title:

                                                   ------------


                                                   KOLL PARTNERSHIPS II, INC.,a
                                          ---------
                                          Delaware corporation


                                                         By:


                                                   Name:
                                                   Title:






                                      -3-